UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 2, 2018

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

177 West Putnam Avenue, Greenwich CT	06830
(Address of Principal Executive Offices)	(Zip Code)

(914) 242-5700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.  Other Event.

On April 2,  2018, the Boards of Trustees of The Wright Managed Equity Trust and The Wright Managed Income Trust (the “Trusts”)  issued a press release announcing that they had voted to liquidate and terminate each of the Wright Selected Blue Chip Equities Fund (WSBEX), the Wright Major Blue Chip Equities Fund (WQCEX), the Wright International Blue Chip Equities Fund (WIBCX) and the Wright Current Income Fund (WCIFX) (the “Funds”) effective on or about April 30, 2018 (the “Liquidation Date”).  Based upon a recommendation of the Funds’ investment adviser, Wright Investors’ Service, Inc., the Boards approved the liquidation of the Funds.  Wright Investors’ Service Holdings, Inc, does not believe the liquidation of the Funds will have a material adverse impact on its business operations, financial condition, or results of operations.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

99	Press release of the Boards of Trustees of The Wright Managed Equity Trust and the Wright Managed Income Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.

Date: April 3, 2018	By:	/s/ IRA J. SOBOTKO
Name: Ira J. Sobotko Title: Vice President & Chief Financial Officer